SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

September 17, 2003

CONTINENTAL AIRLINES, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-10323	74-2099724
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

1600 Smith Street, Dept. HQSEO, Houston, Texas	77002
(Address of principal executive offices)	(Zip Code)

(713) 324-2950
(Registrant's telephone number, including area code)

Item 5. Other Events.

On September 17, 2003, we issued a press release announcing the election by our Board of Directors of Henry L. Meyer III to fill a vacancy on the Board occasioned by the resignation from the Board of Donald L. Sturm. The press release is filed herewith as Exhibit 99.1 and is incorporated herein by reference.

Mr. Meyer has been Chairman of the Board, President and Chief Executive Officer of KeyCorp (a financial services company) since May 2001. He served as KeyCorp's President and Chief Executive Officer from February to May 2001 and as its President and Chief Operating Officer from May 1997 until February 2001. Mr. Meyer is 53 years old and is also a director of Lincoln Electric Holdings, Inc.

Item 7. Financial Statements and Exhibits.

    Exhibits

      Press Release

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, Continental Airlines, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
CONTINENTAL AIRLINES, INC.

September 17, 2003	By /s/ Jennifer L. Vogel
Jennifer L. Vogel
Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

99.1	Press Release